UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2005

NORTEM N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	000-27863	98-0180010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

IND. TERREIN BIJSTERHUIZEN (NOORD) 21-01

POB 250

NL-6600 AG WIJCHEN

THE NETHERLANDS

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +31 (0) 6 2742 0248

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01.  Other Events.

On May 31, 2005, Nortem N.V. in Liquidation, formerly “Metron Technology N.V.” (“Nortem”), completed its final liquidating distribution to its shareholders pursuant to Article 2:23b Paragraph 6 of the Netherlands Civil Code in the form of a cash payment in the amount of approximately $1.08 per share (prior to the effect of tax withholding requirements discussed in Nortem’s press release, dated May 31, 2005, entitled “Announcement of Final Liquidating Distribution, Termination of Corporate Existence, and Other Liquidation Matters”, filed herewith as Exhibit 99.1) to the shareholders of record at the close of business on May 30, 2005.

The final liquidating distribution constituted the completion of the liquidation process of Nortem, and, immediately following the liquidating distribution, Nortem ceased its corporate existence.  In connection therewith, Nortem has requested deregistration from the U.S. Securities and Exchange Commission (“SEC”) by filing a Certification and Notice of Termination of Registration on Form 15 with the SEC.

9.01.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired. Not applicable.

(b)  Pro Forma Financial Information.

(c)  Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 31, 2005, entitled “Announcement of Final Liquidating Distribution, Termination of Corporate Existence, and Other Liquidation Matters”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nortem N.V.
Dated: May 31, 2005	By:	/s/ Charles Roffey
Charles Roffey
Principal Executive Officer and Liquidator

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 31, 2005, entitled “Announcement of Final Liquidating Distribution, Termination of Corporate Existence, and Other Liquidation Matters”